EXHIBIT 99.1

TEMPUR-PEDIC INTERNATIONAL ANNOUNCES CEO SUCCESSION PLAN; H. Thomas Bryant Elected CEO, Effective April 28, 2006; Robert Trussell Will Remain on Board As Vice Chairman

LEXINGTON, KY, March 13, 2006 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced that its Board of Directors has elected H. Thomas Bryant, the Company’s President, as Tempur-Pedic’s next Chief Executive Officer.

Bryant, a consumer products veteran, will assume leadership of the Company effective at the 2006 Annual Meeting of Stockholders, to be held on April 28, 2006. In addition to his election as CEO, he will retain the position of President. The Board of Directors has nominated him for election as a director at the 2006 Annual Meeting.

The announcement culminates an orderly succession plan by the Board of Directors that accommodates Bob Trussell’s decision to retire. Trussell has been nominated for re-election to the Board as a director and if elected will be named by the Board to the position of Vice Chairman.

Trussell said, “Tom Bryant is a talented and experienced executive who has driven our business, our strategy and our operations. I am pleased our Board endorsed my recommendation that Tom succeed me. Since joining Tempur-Pedic in July 2001, Tom and I have worked closely together building a global business, crafting our marketing strategy and building a top-notch management team. He is an outstanding leader with a commitment to excellence. Under his leadership, I am convinced Tempur-Pedic will achieve our goal of becoming the world’s largest and most profitable bedding company.”

Bryant commented, “I am honored by the Board’s decision and look forward to leading Tempur-Pedic. Tempur-Pedic has superior products, a global, vertically integrated business model with outstanding employees, a strong tradition of operating performance and solid growth prospects, and is extremely well-positioned to continue to build on the viscoelastic category Bob created.”

“The Board of Directors and our employees owe Bob our deepest gratitude for the vision and leadership he provided since founding the U.S. business in 1992. He is a visionary who grew Tempur-Pedic from a start-up to becoming the one of the top four mattress manufacturers in the U.S. We look forward to benefiting from his continued role on the Board,” stated P. Andrews McLane, Chairman of the Board of Directors.

Trussell noted, “Serving as CEO of Tempur-Pedic for the past 14 years has been one of the most gratifying experiences of my life. Over the past decade, we have created one of the largest and best-positioned bedding manufacturers in the world. With a fundamentally better sleep technology, we have a wonderful future ahead of us. And, while I will miss the day-to-day duties of CEO, I look forward to continuing in an active role on the board. This will be a very smooth leadership transition that will serve the best interests of our shareholders, customers and employees.”

H. Thomas Bryant Background

Bryant, 58, was elected President of Tempur-Pedic International, Inc. in November 2004. In this role, his responsibilities included all of the company’s day-to-day domestic and international business activities. He joined the company in July 2001 as Executive Vice President and President of North

American Operations, which included direct responsibility for worldwide manufacturing and product development.

Prior to joining Tempur-Pedic, Mr. Bryant served as President and Chief Executive Officer of Stairmaster Sports and Medical Products, President of Dunlop Maxfli Sports Corp. and also spent 13 years with Johnson & Johnson working in sales, marketing and general management.

Forward-looking Statements

This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, statements regarding the Company’s goals and growth prospects, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic and industry conditions and consumer confidence; uncertainties arising from global events; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to further penetrate the US retail furniture channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to continuously improve its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s annual report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes Swedish Mattresses and Neck Pillows™ made from its proprietary TEMPUR® pressure-relieving material: a visco-elastic material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in 60 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY.

For more information, visit http://www.tempurpedic.com or call 800-805-3635.